PROJECT VIKING, LLC

Balance Sheets

	April 30,	October 31,
	2013	2012
ASSETS	(unaudited)

Long-Term Assets
Investment in Heron Lake BioEnergy, LLC	$95,509	$890,615

Total Assets	$95,509	$890,615

MEMBERS' EQUITY

Members' Equity	$95,509	$890,615

Total Members' Equity	$95,509	$890,615

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Operations

	Six Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2013	2012
	(Unaudited)	(Unaudited)

Loss from equity method investment -
Heron Lake BioEnergy, LLC	$(795,106)	$(1,106,099)

Net Loss	$(795,106)	$(1,106,099)

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Operations

	Three Months	Three Months
	Ended	Ended
	April 30,	April 30,
	2013	2012
	(Unaudited)	(Unaudited)

Loss from equity method investment -
Heron Lake BioEnergy, LLC	$(413,629)	$(562,069)

Net Loss	$(413,629)	$(562,069)

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Cash Flows

	Six Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2013	2012
Cash Flows from Operating Activities:
Net Loss	$(795,106)	$(1,106,099)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Loss on equity method investment	795,106	1,106,099
Net Cash Provided by Operating Activities	—	—

Cash Flows from Investing Activities:
Payments for Heron Lake Bio-Energy investment	—	—
Net Cash Used in Investing Activities	—	—

Cash Flows from Financing Activities:
Members contributions	—	—
Net Cash Provided by Financing Activities	—	—

Net Increase (Decrease) in Cash	—	—

Cash – Beginning of Period	—	—

Cash – End of Period	$—	$—

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC
Notes to Financial Statements
April 30, 2013 and October 31, 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Project Viking, LLC (“Project Viking” or the “Company”) is a Minnesota limited liability company that was organized by Roland and Diane Fagen (collectively, the “Fagens”) to invest in Heron Lake BioEnergy, LLC (“Heron Lake” or “HLBE”). HLBE's plant has an approximate annual production capacity of 50 million gallons.

Investments

The Company has one investment which consists of membership units of HLBE. The Company accounts for this investment using the equity method as the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee between 20% and 50%, although other factors, such as representation on the investee’s Board of Directors, are considered in determining whether the equity method is appropriate. The Company records equity method investments initially at cost, and adjusts the carrying amount to reflect the Company’s share of the earnings or losses of the investee, including all adjustments similar to those made in preparing financial statements.

Fiscal Reporting Period

The Company has adopted a fiscal year ending October 31 for financial reporting purposes.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. The Company had no significant uncertain tax positions as of October 31, 2012, 2011 or 2010. For years before fiscal 2010, the Company is no longer subject to U.S. Federal or state income tax examinations.

2. INVESTMENT IN HERON LAKE BIOENERGY

At April 30, 2013 and October 31, 2012 the Company owned 16,005,949 of HBLE membership units. These units represented an ownership interest totaling approximately 41.4% of the total membership units of HLBE at April 30, 2013 and October 31, 2012.

On July 31, 2013, Project Viking entered into a subscription agreement (the “Viking Subscription Agreement”) with HLBE relating to Project Viking's purchase of 8,075,000 Class A Units and 15,000,000 Class B Units of HLBE for $0.30 per unit for an aggregate purchase price of $6,922,500. The purchase price for the Units was paid on July 31, 2013, and the Units were issued by HLBE to Project Viking effective July 31, 2013.

On July 31, 2013, immediately following the subscription agreement discussed above, the Fagens entered into a membership interest purchase agreement (the “MIPA”) with Granite Falls Energy, LLC (“GFE”) to sell 100% of the membership interests of Project Viking for an aggregate purchase price of $17,024,500, paid as follows: (i) an $8,000,000 cash payment from GFE to the Fagens, (ii) the issuance of a secured promissory note from GFE to the Fagens in the principal amount of $4,024,500, and (iii) GFE's assumption of Mr. Fagen's and Project Viking's obligations under a promissory note in the principal amount of $5,000,000 in favor of Granite Falls Bank. As security for the Note, GFE granted to the Fagens a security interest in the membership interests of Project Viking.

Immediately following the closing of the Viking Subscription Agreement, HLBE had outstanding 46,697,107 Class A Units and 15,000,000 Class B Units, for a total of 61,697,107 Units. Immediately following the closing of the Viking Subscription Agreement, Project Viking owned 24,080,949 Class A Units of HLBE and 15,000,000 Class B Units of HLBE, for a total of 39,080,949 Units or 63.34% of the 61,697,107 Units outstanding immediately following the closing of the Viking Subscription Agreement. As a result, under HLBE's member control agreement, Project Viking is entitled to appoint five (5) of the nine (9) governors to HLBE's board of governors.

The carrying amount of the investment in Heron Lake was $95,509 and $890,615 at April 30, 2013, and October 31, 2012, respectively. Summary financial information for Heron Lake as of April 30, 2013 and October 31, 2012 and for the three and six month periods ended April 30, 2013 follows:

PROJECT VIKING, LLC
Notes to Financial Statements
April 30, 2013 and October 31, 2012

	April 30, 2013	October 31, 2012
Financial Position
Current assets	$6,321,470	$7,538,782
Property and Equipment, net	52,528,356	58,099,286
Other assets	931,153	942,951
Total assets	$59,780,979	$66,581,019

Current liabilities	$40,006,926	$45,000,237
Long-term debt	4,047,908	4,031,335
Members' equity	15,726,145	17,549,447
Total liabilities and members' equity	$59,780,979	$66,581,019

	Three Months	Three Months
	Ended	Ended
	April 30,	April 30,
	2013	2012
Results of operations
Revenues	$35,498,926	$41,186,236
Operating loss	(192,887)	(660,787)
Net loss attributabe to Heron Lake BioEnergy	(998,139)	(1,356,345)

	Six Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2013	2012
Results of operations
Revenues	$79,620,231	$80,048,030
Operating loss	(288,255)	(1,246,824)
Net loss attributabe to Heron Lake BioEnergy	(1,918,693)	(2,497,927)

3. MEMBERS' EQUITY

The Company has one class of membership units which are 100% owned by two members. The units have no par value and have identical rights, obligations and privileges.